THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ORDINARY SHARE OFFER DOCUMENT OR THE ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN PERSONAL FINANCIAL ADVICE IMMEDIATELY FROM AN APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER, OR, IF YOU ARE IN THE UNITED KINGDOM, AN INDEPENDENT PROFESSIONAL ADVISER UNDER THE FINANCIAL SERVICES ACT 1986.

TERMS USED IN THIS FORM OF ACCEPTANCE (THE "FORM") SHALL BEAR THE SAME MEANING AS IN THE ACCOMPANYING OFFER DOCUMENT RELATING TO THE OFFER TO ORDINARY SHAREHOLDERS IN POLYMASC PHARMACEUTICALS PLC DATED 22 JUNE 1999 (THE
"ORDINARY SHARE OFFER DOCUMENT"). THIS FORM SHOULD BE READ IN CONJUNCTION WITH THE ORDINARY SHARE OFFER DOCUMENT. THE PROVISIONS OF PART C OF APPENDIX I TO THE ORDINARY SHARE OFFER DOCUMENT ARE DEEMED TO BE INCORPORATED IN AND FORM PART OF THIS FORM AND SHOULD BE READ CAREFULLY BY EACH HOLDER OF
POLYMASC ORDINARY SHARES.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR POLYMASC ORDINARY SHARES, PLEASE PASS THIS FORM AND THE ACCOMPANYING ORDINARY SHARE OFFER DOCUMENT AS SOON AS POSSIBLE TO THE PURCHASER OR TRANSFEREE, OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR DELIVERY TO THE PURCHASER OR TRANSFEREE. HOWEVER, THE ORDINARY SHARE OFFER IS NOT BEING MADE DIRECTLY OR INDIRECTLY IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA OR JAPAN AND SUCH DOCUMENTS SHOULD NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM UNITED STATES, CANADA, AUSTRALIA OR JAPAN BY ANY MEANS WHATSOEVER INCLUDING WITHOUT LIMITATION MAIL, FACSIMILE, TRANSMISSION, TELEX OR TELEPHONE. NO FORM WHICH IS RECEIVED IN ANY ENVELOPE POSTMARKED, OR WHICH APPEARS TO VALENTIS OR ITS AGENTS TO HAVE BEEN SENT FROM THE UNITED STATES, CANADA, AUSTRALIA OR JAPAN WILL BE TREATED AS VALID.

Hambrecht & Quist LLC, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting exclusively for Valentis and no one else in connection with the Ordinary Share Offer and will not be responsible to anyone other than Valentis for providing the protections afforded to customers of Hambrecht & Quist LLC in relation to the Ordinary Share Offer nor for giving advice in relation to the Ordinary Share Offer.

Application has been made for the New Valentis Common Stock to be quoted on Nasdaq, under the symbol "VLTS". IT is expected that the listings will become effective and that dealings, for normal settlement, will commence on Nasdaq in the New Valentis Common Stock on the first trading day following the day on which the Ordinary Share Offer becomes or is declared unconditional in all respects (except only, for the quotation of the New Valentis Common Stock on Nasdaq becoming effective).

--------------------------------------------------------------------------------

                      FORM OF ACCEPTANCE AND AUTHORITY

                      FOR USE IN CONNECTION WITH THE
                    RECOMMENDED ORDINARY SHARE OFFER BY
                         HAMBRECHT & QUIST LLC
                             ON BEHALF OF
                            VALENTIS, INC.
                                 FOR
             THE WHOLE OF THE ISSUED ORDINARY SHARE CAPITAL OF
                    POLYMASC PHARMACEUTICALS PLC

--------------------------------------------------------------------------------

PROCEDURE FOR ACCEPTANCE

- To accept the Ordinary Share Offer, you must complete and sign this Form on page 3 by following the instructions set out on pages 2 and 4.

- All holders of PolyMASC Ordinary Shares who are individuals must sign in the presence of an independent witness, who must also sign where indicated. If you hold PolyMASC Ordinary Shares jointly with others, you must arrange for all joint holders to sign this Form.

- The duly completed and signed Form, accompanied by your share certificate(s) and/or other document(s) of title for PolyMASC Ordinary Shares, should be sent by hand (during normal business hours) or by post to Connaught St Michaels Limited, PO Box 30, Victoria Street, Luton, Bedfordshire LU1 2PZ, as soon as possible but in any event so as to be received NOT LATER THAN 3:00 PM, ON 13 JULY 1999. A first class reply-paid envelope is enclosed for documents lodged by Post.

- If your share certificate(s) and/or other document(s) of title is/are not readily available (but is/are held by your bank, stockbroker or other agent) or is/are lost, this Form should nevertheless be completed, signed and returned as stated above so as to be received not later than 3:00 pm, on 13 July 1999, together with any share certificate(s) and/or other document(s) of title that you may have available, accompanied by a letter stating that the balance will follow, or that you will obtain a letter of indemnity in respect of lost share certificates and/or other documents of title, and the share certificate(s), letter of indemnity and/or other document(s) of title should be lodged as soon as possible thereafter with Connaught St Michaels Limited at the address, and in the manner, set out above.

- Your acceptance of the Ordinary Share Offer is on the terms and subject to the conditions contained in the Ordinary Share Offer Document and in this Form.

- IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THIS FORM, PLEASE CONTACT CONNAUGHT ST MICHAELS LIMITED ON 01582 405333.

                           PLEASE COMPLETE THIS FORM

THE PROVISIONS OF PART C OF APPENDIX 1 TO THE ORDINARY SHARE OFFER DOCUMENT ARE INCORPORATED INTO AND FORM PART OF THIS FORM


1. THE ORDINARY SHARE OFFER                                COMPLETE HERE -->

To accept the Ordinary Share Offer, insert in Box [1] the total number of PolyMASC Ordinary Shares for which you wish to accept the Ordinary Share Offer. You must sign the Box [2] in accordance with the instructions set out below, which will constitute your acceptance of the Ordinary Share Offer, and complete Box [3] and, if appropriate, Box [4] and Box [5]. If no number or a number greater than your registered holding of PolyMASC Ordinary Shares is written in Box [1] and you have signed Box [2] you will be deemed to have accepted the Ordinary Share Offer in respect of your entire registered holding of PolyMASC Ordinary Shares (being your entire holding under the name and address specified in Box [3])

2. SIGNATURES                                              COMPLETE HERE -->

To accept the Ordinary Share Offer you must complete Box [2] and, in the case of a joint holding, arrange for ALL joint holders to do likewise.
All registered holders, including joint holders, who are individuals must sign Box [2] in the presence of an independent witness, who must also sign Box [2] where indicated. If these instructions are not followed, the Form will be invalid. The witness must be over 18 years of age and should not be another joint holder signing the Form. The same witness may witness the signature of each joint holder. The witness should also print his/her name where indicated.
A corporation may execute this form under its common seal, the seal being affixed and witnessed in accordance with its Articles of Association or other equivalent regulations. Alternatively, a company to which s.36A of the Companies Act 1985 applies may execute this Form as a deed by a director and the company secretary or by two directors of the company signing the Form and inserting the name of the company above their signatures. Each such person signing the Form for a company should state the office which he/she holds. If the form is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Form. You should also deliver evidence of your authority in accordance with the notes on page 4.
Please note that if you sign Box [2] but do not put "No" in Box [4] you will be deemed to have given the representations and warranties set out in the paragraph 6 of Part B of Appendix 1 to the Ordinary Share Offer Document.

3. NAME(S) AND ADDRESS                                     COMPLETE HERE -->

Complete Box [3] with the full name and address of the sole or first-named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS. Unless you complete Box [5] this is the address to which your consideration and/or other documents will be sent provided the address inserted in Box [3] is not in the United States, Canada, Australia or Japan.

4. OVERSEAS PERSONS                                        COMPLETE HERE -->

If you are unable to give the warranty required by paragraph 6 of Part B of Appendix 1 to the Ordinary Share Offer Document, you must put "No" in Box [4]. If you do not put "No" in Box [4], you will be deemed to have given such warranty.

5. ALTERNATIVE ADDRESS                                     COMPLETE HERE -->

If you wish the consideration payable under the Ordinary Share Offer and/or other documents to be sent to someone (who must be outside the United States, Canada, Australia or Japan) other than the sole or first-named registered holder at the address set out in Box [3] (e.g. your bank manager or stockholder) you should complete Box [5]. Box [5] must be completed with an address outside the United States, Canada, Australia or Japan by holders with registered addresses in the United States, Canada, Australia or Japan who have completed Box [3] with an address in the United States, Canada, Australia or Japan.

--------------------------------------------------------------------------------
[1]  TO ACCEPT THE ORDINARY SHARE OFFER
     Complete Box [1] and Box [3] and, if appropriate, Box [4] and/or Box [5] and sign Box [2] in the presence of an independent witness.

BOX [1]   ______________________________________________________________________
               Number of PolyMASC Ordinary Shares in respect of which
                    you are accepting the Ordinary Share Offer

--------------------------------------------------------------------------------
[2]  SIGN HERE TO ACCEPT THE ORDINARY SHARE OFFER

BOX [2]

EXECUTION BY INDIVIDUALS                Witnessed by:
Signed and delivered as a deed by:

1. ______________________________       1. Name ________________________  Address ________________

                                           Signature ___________________  ________________________

2. ______________________________       2. Name ________________________  Address ________________

                                           Signature ___________________  ________________________

3. ______________________________       3. Name ________________________  Address ________________

                                           Signature ___________________  ________________________

4. ______________________________       4. Name ________________________  Address ________________

                                           Signature ___________________  ________________________



NOTE: THE SIGNATURE OF EACH REGISTERED HOLDER SHOULD BE WITNESSED. IN THE CASE OF JOINT HOLDERS, ALL MUST SIGN

EXECUTION BY A COMPANY

Executed and delivered as a deed under the seal of the company named below OR Executed and delivered as a deed by the company named below.
Name of Company in the presence of/acting by


    ----------------------------------      -----------------------------------
             Name of Director                           Signature

    ----------------------------------      -----------------------------------
    Name of Director/Company Secretary                  Signature
                                            (Affix Company Seal if appropriate)

--------------------------------------------------------------------------------
[3]  FULL NAME(S) AND ADDRESS(ES) (TO BE COMPLETED IN BLOCK CAPITALS)

BOX [3]

First-named registered holder

1.   Forename(s) __________________________________________
     (Mr/Mrs/Miss/Title)

Surname ___________________________________________________

Address ___________________________________________________

___________________________________________________________

___________________________________________________________

Postcode __________________________________________________


Second-named registered holder

2.   Forename(s) __________________________________________
     (Mr/Mrs/Miss/Title)

Surname ___________________________________________________
Third-named registered holder

3.   Forename(s) __________________________________________
     (Mr/Mrs/Miss/Title)

Surname ___________________________________________________
Fourth-named registered holder

4.   Forename(s) __________________________________________
     (Mr/Mrs/Miss/Title)

Surname ___________________________________________________

In case of query, please state your daytime telephone numbers __________________


-------------------------------------------------------------------------------
[4] Please Put "No" in Box [4] if you are unable to give the warranty relating to overseas shareholders in paragraph 6 of Part B of Appendix I to the Ordinary Share Offer Document.

BOX [4]    /                                                   /

-------------------------------------------------------------------------------

[5] Address outside the United States, Canada, Australia or Japan to which consideration and/or other document(s) is/are to be sent if not that set out under "First-named registered holder" in Box [3] above.

BOX [5]   Name _____________________________________________

          Address __________________________________________

          __________________________________________________

          __________________________________________________

          Postcode _________________________________________

          FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to be effective, this Form must, except as mentioned below, be signed personally (or under a power of attorney, the original or certified copy of which must be lodged with this Form) as a deed by the registered holder or, in the case of a joint holder, by ALL the joint holders and each individual signature must be independently witnessed. A corporation may execute this Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this form by a director and the company secretary or by two directors signing the form and inserting the name of the company above their signatures. Each person signing this form for a company should state the office which he/she holds.

In order to avoid inconvenience to yourself and delay in the processing of your Form, the following points may assist you:

1.IF THE SOLE HOLDER HAS DIED.

If grant of probate or letters of administration has/have been registered with PolyMASC (or its registrars, Connaught St Michaels Limited), this Form must be signed by the personal representative(s) of the deceased and returned with the share certificate(s) and/or other document(s) of title either by post or by hand (during normal business hours) to Connaught St Michaels Limited, PO Box 30, Victoria Street, Luton, Bedfordshire LU1 2PZ. If grant of probate or letters of administration has not/have not been registered with PolyMASC (or its registrars, Connaught St Michaels Limited), the personal representatives or the prospective personal representatives or executors should sign this Form and forward it with the share certificate(s) and/or other document(s) of title to Connaught St Michaels Limited at the above address. However, grant of probate or letters of administration must be lodged with Connaught St Michaels Limited at the address set out above before the consideration due can be forwarded to the personal representatives or executors. All signatures must be witnessed.

2. IF ONE OF THE JOINT REGISTERED HOLDERS HAD DIED.

This form must be signed by all surviving holders in the presence of a witness and lodged with Connaught St Michaels Limited in the manner set out above with the share certificate(s) (and/or other document(s) of title) and accompanied by the death certificate. Grant of probate or letters of administration in respect of the deceased holder must also be lodged with Connaught St Michaels Limited in the manner set out above before the consideration due can be dispatched.

3. IF YOUR POLYMASC ORDINARY SHARE CERTIFICATE(S) ARE HELD BY YOUR BANK, STOCKBROKER OR SOME OTHER AGENT.

If your share certificate(s) and/or other document(s) of title is/are not readily available (but is/are held by your bank, stockbroker or other agent), the completed Form should be lodged with Connaught St Michaels Limited in the manner set out above together with a note saying e.g. "share certificates to follow" and you should arrange for the share certificate(s) and/or other document(s) of title to be forwarded to Connaught St Michaels Limited by your bank, stockbroker or other agent as soon as possible thereafter.

4. IF YOUR POLYMASC ORDINARY SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE HAVE BEEN LOST.

The completed Form, and any share certificate(s) which you may have available, should be lodged with Connaught St Michaels Limited in the manner set out above accompanied by a letter stating that you have lost one or more of your share certificates. At the time, you should write to, Connaught St Michaels Limited, at the address set out in note 1 above, requesting that a letter of indemnity for the lost share certificates be sent to you which, when completed in accordance with the instructions, should be returned by post or by hand (during the normal hours) to Connaught St Michaels Limited.

5. If THIS FORM HAS BEEN SIGNED UNDER POWER OF ATTORNEY.

The completed Form together with the share certificate(s) and/or other document(s) of title should be lodged with Connaught St Michaels Limited in the manner set out above accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act
1971). The power of attorney will be noted by Connaught St Michaels Limited and returned as directed.

6. IF YOUR NAME OR OTHER PARTICULARS ARE SHOWN INCORRECTLY ON THE SHARE CERTIFICATE E.G.


   Name on the share certificate(s)................Richard Allen
   Correct Name................................... Richard Allan

The form should be completed in your correct name and lodged with Connaught St Michaels Limited in the manner set out above with your share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name PolyMASC Ordinary Shares are registered is one and the same as the person who has signed the Form. If an incorrect address is shown, the correct address should be written on this Form. If you have changed your name, lodge your marriage certificate or deed poll or, in the case of a company, a copy of the certificate of incorporation or change of name with this Form for noting.

7. IF A HOLDER IS AWAY FROM HOME (E.G. BROAD OR ON HOLIDAY).

Send this Form by the quickest means (e.g. air mail) to the holder for execution (provided that such documents may not be forwarded or transmitted, by any means, in or into the United States, Canada, Australia or Japan) or, if he/she has executed a power of attorney, the attorney should sign the Form and the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form for noting (see 6 above). No other signatures are acceptable.

8. IF YOU HAVE SOLD ALL, OR WISH TO SELL PART OF, YOUR HOLDING OF POLYMASC ORDINARY SHARES.

You should at once hand this Form together with the accompanying Ordinary Share Offer Document to the bank, stockbroker or other agent through whom you made the sale for onward transmission to the purchaser or transferee. However, such documents may not be forwarded or transmitted, by any means, in or into the United States, Canada, Australia or Japan. If your PolyMASC Ordinary Shares are in certificate form and you wish to sell part of your holding of PolyMASC Ordinary Shares and also wish to accept the Ordinary Share Offer in respect of the balance and are unable to obtain the balance certificate, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or certification signed on behalf of PolyMASC by, Connaught St Michaels Limited, at the address set out in note 1 above in respect of the balance of your holding of PolyMASC Ordinary Shares.

9.  IF YOU ARE NOT RESIDENT IN THE UK.

The attention of PolyMASC Ordinary Shareholders not resident in the UK is drawn to paragraph 6 of Part B of Appendix I to the Ordinary Share Offer Document.

10. PAYMENT OF CONSIDERATION

New Valentis Common Stock

The documents of title relating to the New Valentis Common Stock due to you under the Ordinary Share Offer cannot be sent to you until all relevant documents have been properly completed and lodged with Connaught St Michaels Limited and in the manner set out above as soon as possible and in any event so as to be received no later than 3.00 pm on 13 July 1999. Notwithstanding that no share certificate(s) and/or other document(s) of title is/are delivered with this Form, the Form, if otherwise valid, accompanied by an appropriate endorsement of certification to the effect that PolyMASC Ordinary Shares referred to therein are available for acceptance and signed on behalf of PolyMASC by Connaught St Michaels Limited, at the address set out in note 1 above, will be treated as valid for all purposes.

Deferred Consideration

Cheque for the Deferred Consideration will be dispatched to the former holders of PolyMASC Ordinary Shares within 14 days of the receipt by PolyMASC of the proceeds of the sale of the lipoMASC-TM- Technology.